Citigroup Global Markets Holdings Inc.	December 13, 2024 Medium-Term Senior Notes, Series N Pricing Supplement No. 2024-USNCH24993 Filed Pursuant to Rule 424(b)(8) Registration Statement Nos. 333-270327 and 333-270327-01

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for monthly contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because your payment at maturity may be significantly less than the stated principal amount of your securities and possibly zero; and (iii) the securities may be automatically redeemed prior to maturity beginning approximately one month after the issue date. Each of these risks will depend on the performance of the worst performing of the shares of common stock of Fortinet, Inc. and the shares of common stock of Palo Alto Networks, Inc. (each, the “underlying shares”), as described below. You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in any one of the underlying shares regardless of the performance of the other underlying shares. Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of any underlying shares or receive any dividends paid on any underlying shares.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*	Downside threshold price**
	Shares of Common Stock of Fortinet, Inc. (ticker symbol: “FTNT UW”)	$97.95	$69.055
	Shares of Common Stock of Palo Alto Networks, Inc. (ticker symbol: “PANW UW”)	$196.56	$138.575

Each of Fortinet, Inc. and Palo Alto Networks, Inc. is an “underlying share issuer.”

* For Fortinet, Inc., its closing price on the pricing date, and for Palo Alto Networks, Inc., its closing price on the pricing date divided by two to reflect the 2-for-1 stock split of its underlying shares that became effective at the close of trading on December 12, 2024. For the avoidance of doubt, no additional adjustment will be made to any Relevant Value on the Adjustment Date with respect to this 2-for-1 stock split.

** For each of the underlying shares, 70.50% of its initial share price

Aggregate stated principal amount:	$1,741,000
Stated principal amount:	$1,000 per security
Pricing date:	December 13, 2024
Issue date:	December 18, 2024
Maturity date:	Unless earlier automatically redeemed, June 18, 2025
Contingent coupon:	On each monthly contingent coupon payment date, unless previously automatically redeemed, the securities will pay a contingent coupon equal to 1.25% of the stated principal amount of the securities (15.00% per annum, or 7.50% for the term of the securities) if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to its downside threshold price. If the closing price of the worst performing underlying shares on any monthly valuation date is less than its downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date.

Valuation dates, potential redemption dates	The valuation dates, potential redemption dates and contingent coupon payment dates are set forth below:
and contingent coupon payment dates:	Valuation dates*	Potential redemption dates*	Contingent coupon payment dates**
	January 13, 2025	January 13, 2025	January 16, 2025
	February 13, 2025	February 13, 2025	February 19, 2025
	March 13, 2025	March 13, 2025	March 18, 2025
	April 14, 2025	April 14, 2025	April 17, 2025
	May 13, 2025	May 13, 2025	May 16, 2025
	June 13, 2025 (the “final valuation date”)	N/A	June 18, 2025 (the “maturity date”)

* Each valuation date is subject to postponement if such date is not a scheduled trading day or certain market disruption events occur, as described in the accompanying product supplement. Each potential redemption date is subject to postponement on the same basis as a valuation date.

** If the valuation date immediately preceding any contingent coupon payment date (other than the final valuation date) is postponed, that contingent coupon payment date will also be postponed so that it falls on the third business day after such valuation date, as postponed.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$7.50(2)	$987.50
		$5.00(3)
Total:	$1,741,000.00	$21,762.50	$1,719,237.50

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $978.30 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $12.50 for each $1,000 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $7.50 for each $1,000 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-10 dated March 7, 2023        Prospectus Supplement and Prospectus each dated March 7, 2023

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

KEY TERMS (continued)
Automatic early redemption:	If, on any potential redemption date, the closing price of the worst performing underlying shares on that date is greater than or equal to its initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to the early redemption payment. If the securities are redeemed, no further payments will be made.
Early redemption payment:	The stated principal amount of $1,000 per security plus the related contingent coupon payment
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, for each $1,000 stated principal amount security you hold at maturity, you will receive cash in an amount determined as follows:

▪  If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to its ownside threshold price: $1,000 + the contingent coupon payment due at maturity

▪  If the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price: $1,000 + ($1,000 × the share return of the worst performing underlying shares on the final valuation date)

If the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price, you will receive less, and possibly significantly less, than 70.50% of the stated principal amount of your securities at maturity, and you will not receive any contingent coupon payment at maturity.

Final share price:	For each of the underlying shares, its closing price on the final valuation date
Share return:	For each of the underlying shares on any valuation date or potential redemption date, (i) its closing price on that valuation date or potential redemption date minus its initial share price, divided by (ii) its initial share price
Worst performing underlying shares:	For any valuation date or potential redemption date, the underlying shares with the lowest share return on that valuation date or potential redemption date
CUSIP / ISIN:	17333A4F3 / US17333A4F30

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity or, in the case of a delisting of the underlying shares, could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount. These events, including market disruption events and other events affecting the underlying shares, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “—Delisting of an Underlying Company,” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial share price and the downside threshold price applicable to each of the underlying shares are each a “Relevant Value” for purposes of the section “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price and the downside threshold price applicable to each of the underlying shares are each subject to adjustment upon the occurrence of any of the events described in that section.

December 2024	PS-2

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Investment Summary

The securities provide an opportunity for investors to earn a monthly contingent coupon payment, which is an amount equal to $12.50 (1.25% of the stated principal amount) per security, with respect to each monthly valuation date on which the closing price of the worst performing underlying shares on that valuation date is greater than or equal to 70.50% of its initial share price, which we refer to as its downside threshold price. The monthly contingent coupon payment, if any, will be payable monthly on the relevant contingent coupon payment date, which is the third business day after the related valuation date or, in the case of the monthly contingent coupon payment, if any, with respect to the final valuation date, the maturity date. If the closing price of the worst performing underlying shares on any valuation date is less than its downside threshold price, investors will receive no monthly contingent coupon payment for the related monthly period. It is possible that the closing price of the worst performing underlying shares could be below its downside threshold price on most or all of the valuation dates so that you will receive few or no monthly contingent coupon payments. We refer to these payments as contingent because there is no guarantee that you will receive a payment on any contingent coupon payment date. Even if the closing price of the worst performing underlying shares was at or above its downside threshold price on some monthly valuation dates, the closing price of the worst performing underlying shares may fluctuate below its downside threshold price on others.

If the closing price of the worst performing underlying shares on any potential redemption date (beginning approximately one month after the issue date) is greater than or equal to its initial share price, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the monthly contingent coupon payment with respect to the related potential redemption date. If the securities have not previously been automatically redeemed and the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to its downside threshold price, the payment at maturity will also be the sum of the stated principal amount and the monthly contingent coupon payment with respect to the final valuation date. However, if the securities have not previously been automatically redeemed and the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price, investors will be exposed to the decline in the closing price of the worst performing underlying shares on the final valuation date, as compared to its initial share price, on a 1-to-1 basis (and, in addition, will not receive any contingent coupon payment at maturity). Under these circumstances, the payment at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the share return of the worst performing underlying shares on the final valuation date, which means that the payment at maturity will be less than 70.50% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no monthly contingent coupon payments over the term of the securities. The stated payments on the securities are based solely on the performance of the worst performing underlying shares on each valuation date. As a result, investors will be negatively affected by adverse movements in any one of the underlying shares, regardless of the performance of the others. In addition, investors will not participate in any appreciation of any of the underlying shares.

Key Investment Rationale

The securities offer investors an opportunity to earn a monthly contingent coupon payment equal to 1.25% of the stated principal amount with respect to each valuation date on which the closing price of the worst performing underlying shares on that valuation date is greater than or equal to 70.50% of its initial share price, which we refer to as its downside threshold price. The securities may be automatically redeemed prior to maturity for the stated principal amount per security plus the applicable monthly contingent coupon payment, and the payment at maturity will vary depending on the final share price of the worst performing underlying shares on the final valuation date, as follows:

Scenario 1

On any potential redemption date (beginning approximately one month after the issue date), the closing price of the worst performing underlying shares on that potential redemption date is greater than or equal to its initial share price.

■    The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the monthly contingent coupon payment with respect to the related potential redemption date.

■    Investors will not participate in any appreciation of any of the underlying shares from their applicable initial share prices.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to its downside threshold price.

■    The payment due at maturity will be (i) the stated principal amount plus (ii) the monthly contingent coupon payment with respect to the final valuation date.

■    Investors will not participate in any appreciation of any of the underlying shares from their respective initial

December 2024	PS-3

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

share prices.
Scenario 3

The securities are not automatically redeemed prior to maturity, and the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price.

■    The payment due at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the share return of the worst performing underlying shares on the final valuation date.

■    Investors will lose a significant portion, and may lose all, of their principal in this scenario.

December 2024	PS-4

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate potential payments on the securities. The first diagram illustrates how to determine whether a contingent coupon payment will be paid with respect to a monthly valuation date. The second diagram illustrates how to determine whether the securities will be automatically redeemed following a potential redemption date. The third diagram illustrates how to determine the payment at maturity if the securities are not automatically redeemed prior to maturity.

Diagram #1: Monthly Contingent Coupon Payments

Diagram #2: Automatic Early Redemption

December 2024	PS-5

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about contingent coupon payments and the payment upon an early automatic redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page PS-7.

December 2024	PS-6

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a monthly valuation date, how to determine whether the securities will be automatically redeemed prior to maturity and how to calculate the payment at maturity on the securities if the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as one month if the securities are automatically redeemed prior to the maturity date. For ease of analysis, figures in the examples below may have been rounded.

The examples below are based on the following hypothetical values and assumptions in order to illustrate how the securities work and do not reflect the actual monthly contingent coupon, initial share prices of any of the underlying shares or their applicable downside threshold prices:

Hypothetical monthly contingent coupon payment:	$12.50 (1.25% of the stated principal amount) per security
Hypothetical initial share price:	For each of the underlying shares, $100.00
Hypothetical downside threshold price:	For each of the underlying shares, $70.50, which, with respect to each of the underlying shares, is 70.50% of its hypothetical initial share price.

How to determine whether a contingent coupon is payable with respect to a monthly valuation date and whether the securities are automatically redeemed following that valuation date (assuming the relevant valuation date is also a potential redemption date):

	Hypothetical closing price of the shares of common stock of Fortinet, Inc.	Hypothetical closing price of the shares of common stock of Palo Alto Networks, Inc.	Hypothetical contingent coupon payment or payment upon automatic early redemption per security
Example 1	$90.00 (share return = -10%)	$110.00 (share return = 10%)	$12.50
Example 2	$110.00 (share return = 10%)	$45.00 (share return = -55%)	$0.00
Example 3	$150.00 (share return = 50%)	$120.00 (share return = 20%)	$1,012.50

Example 1: On the hypothetical potential redemption date, the shares of common stock of Fortinet, Inc. have the lowest share return and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is greater than its downside threshold price and, as a result, investors in the securities would receive the contingent coupon payment of $12.50 per security on the related contingent coupon payment date. Because the closing price of the worst performing underlying shares is less than its initial share price, the securities would not be automatically redeemed, even though the closing price of the other underlying shares is greater than its initial share price.

Example 2: On the hypothetical potential redemption date, the shares of common stock of Palo Alto Networks, Inc. have the lowest share return and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is less than its downside threshold price and, as a result, investors would not receive any contingent coupon payment on the related contingent coupon payment date, even though the closing price of the other underlying shares is greater than its initial share price. In addition, because the closing price of the worst performing underlying shares is less than its initial share price, the securities would not be automatically redeemed following the hypothetical potential redemption date.

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if the closing price of the worst performing underlying shares on that valuation date is less than its downside threshold price, even if the closing price of the other underlying shares is greater than its downside threshold price.

Example 3: On the hypothetical potential redemption date, the shares of common stock of Palo Alto Networks, Inc. have the lowest share return and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is greater than its initial share price, and the securities would be automatically redeemed on the related contingent coupon payment date for the early redemption payment, which is an amount in cash equal to the stated principal amount plus the related contingent coupon payment, or $1,012.50 per security.

How to determine the payment at maturity on the securities if the securities are not earlier automatically redeemed:

Hypothetical final share price of the shares of common stock of Fortinet, Inc.	Hypothetical final share price of the shares of common stock of Palo Alto Networks, Inc.	Hypothetical payment at maturity per security

December 2024	PS-7

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Example 4	$110.00 (share return = 10%)	$120.00 (share return = 20%)	$1,012.50
Example 5	$105.00 (share return = 5%)	$40.00 (share return = -60%)	$400.00
Example 6	$0.00 (share return = -100%)	$120.00 (share return = 20%)	$0.00

Example 4: In this example, the shares of common stock of Fortinet, Inc. are the worst performing underlying shares on the final valuation date. In this scenario, the final share price of the worst performing underlying shares on the final valuation date is greater than its downside threshold price. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $12.50 per security, but you would not participate in the appreciation of any of the underlying shares even though all of the underlying shares have appreciated from their respective initial share prices.

Example 5: In this example, the shares of common stock of Palo Alto Networks, Inc. are the worst performing underlying shares on the final valuation date. In this scenario, the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + ($1,000 × the share return of the shares of common stock of Palo Alto Networks, Inc. on the final valuation date)

= $1,000 + ($1,000 × -60%)

= $1,000 + -600.00

= $400.00

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. You would incur a loss based on the performance of the worst performing underlying shares on the final valuation date, even though the final share price of the other underlying shares is greater than its downside threshold price.

Example 6: In this example, the shares of common stock of Fortinet, Inc. are the worst performing underlying shares on the final valuation date and its final share price is less than its downside threshold price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + ($1,000 × the share return of the shares of common stock of Fortinet, Inc. on the final valuation date)

= $1,000 + ($1,000 × -100%)

= $1,000 + -1,000.00

= $0.00

In this scenario, because the closing price of the worst performing underlying shares on the final valuation date is less than its downside threshold price and is equal to $0.00, you would lose all of your investment in the securities, even though the final share prices of the other underlying shares are greater than their respective downside threshold prices.

December 2024	PS-8

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity and the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price, you will lose a significant portion or all of your investment, based on a loss of 1% of the stated principal amount of the securities for every 1% by which the final share price of the worst performing underlying shares on the final valuation date is less than its initial share price, regardless of the performance of the other underlying shares. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment. If the final share price of any underlying shares is less than its downside threshold price, you will be fully exposed to any depreciation of the worst performing underlying shares from its initial share price to its final share price.

▪	You will not receive any contingent coupon payment for any month in which the closing price of the worst performing underlying shares on the related valuation date is less than its downside threshold price. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to its downside threshold price. If the closing price of the worst performing underlying shares on any monthly valuation date is less than its downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing price of the worst performing underlying shares is below its downside threshold price on each valuation date, you will not receive any contingent coupon payments over the term of the securities. If the closing price of any underlying shares on any monthly valuation date is less than its downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date.

▪	The securities are subject to the risks of each of the underlying shares and will be negatively affected if any one of the underlying shares performs poorly, even if the other underlying shares perform well. You are subject to risks associated with all of the underlying shares. If any one of the underlying shares performs poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one or two could ameliorate the poor performance of the others. Instead, you are subject to the full risks of whichever of the underlying shares are the worst performing underlying shares on each valuation date.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares on each valuation date, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar alternative investment linked to a basket composed of the underlying shares, since in such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship among the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that at least one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of any underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying shares will be over the term of the securities.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates, the securities

December 2024	PS-9

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

will not be automatically redeemed and the amount you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation among the underlying shares are important factors affecting these risks. Greater expected volatility of, and lower expected correlation among, the underlying shares as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing price of the worst performing underlying shares on one or more valuation dates will be less than its downside threshold price, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, (ii) the closing price of the worst performing underlying shares on each potential redemption date will be less than its initial share price, such that the securities will not be automatically redeemed and (iii) the closing price of the worst performing underlying shares on the final valuation date will be less than its downside threshold price, such that you will suffer a substantial loss of principal at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying shares. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying shares, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying shares on the final valuation date, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed beginning approximately one month after the issue date, interest rate risk and our and/or Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying shares on the final valuation date.

▪	The securities may be automatically redeemed prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential redemption date beginning approximately one month after issuance and prior to the final valuation date, the securities will be automatically redeemed if the closing price of the worst performing underlying shares on that potential redemption date is greater than or equal to its initial share price. Thus, the term of the securities may be limited to as short as approximately one month. If the securities are redeemed prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the worst performing underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the price of any of the underlying shares over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying shares over the term of the securities.

▪	The performance of the securities will depend on the closing prices of the underlying shares solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying shares. Whether the contingent coupon will be paid for any given month and whether the securities will be automatically redeemed prior to maturity will depend on the closing prices of the underlying shares solely on the monthly valuation dates and potential redemption dates, respectively, regardless of the closing prices of the underlying shares on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the closing price of the worst performing underlying shares on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing prices of the underlying shares on a limited number of dates, the securities will be particularly sensitive to volatility in the closing prices of the underlying shares. You should understand that all of the underlying shares have historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the

December 2024	PS-10

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation among, the underlying shares, dividend yields on the underlying shares and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including the price and volatility of the underlying shares, the correlation among the underlying shares, dividend yields on the underlying shares, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

December 2024	PS-11

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

▪	Our offering of the securities does not constitute a recommendation of any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or in instruments related to the underlying shares and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlying shares and other financial instruments related to the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuers, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪	You will have no rights and will not receive dividends with respect to the underlying shares. You should understand that you will not receive any dividend payments under the securities. In addition, if any change to the underlying shares is proposed, such as an amendment to any underlying share issuer’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market price of the applicable underlying shares.

▪	Even if any underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlying shares unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the applicable underlying shares by the amount of the dividend per underlying share. If the applicable underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the price of any of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the underlying shares. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪	If any of the underlying shares are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The securities may become linked to shares of an issuer other than one of the original underlying share issuers upon the occurrence of a reorganization event or upon the delisting of any of the underlying shares. For example, if any underlying share issuer enters into a merger agreement that provides for holders of the applicable underlying shares to receive stock of another entity, the stock of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the applicable underlying shares are delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting of an Underlying Company” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to any of the underlying share issuers that may require a dilution adjustment or the delisting of the applicable underlying shares, CGMI, as calculation agent, will be required to make

December 2024	PS-12

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2024	PS-13

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Information About Fortinet, Inc.

Fortinet, Inc. provides cybersecurity and networking products and services for enterprises, communication service providers, security service providers, government organizations and small businesses. The underlying shares of Fortinet, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Fortinet, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-34511 through the SEC’s website at http://www.sec.gov. In addition, information regarding Fortinet, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Fortinet, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “FTNT.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares of Fortinet, Inc. on December 13, 2024 was $97.95.

The graph below shows the closing price of the underlying shares of Fortinet, Inc. for each day such price was available from January 2, 2014 to December 13, 2024. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

Common Stock of Fortinet, Inc. – Historical Closing Prices* January 2, 2014 to December 13, 2024

* The red line indicates the downside threshold price with respect to Fortinet, Inc. of $69.055, equal to 70.50% of the closing price on December 13, 2024.

December 2024	PS-14

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Common Stock of Fortinet, Inc.	High	Low	Dividends
2014
First Quarter	$4.772	$3.804	$0.00000
Second Quarter	$5.026	$4.072	$0.00000
Third Quarter	$5.355	$4.738	$0.00000
Fourth Quarter	$6.262	$4.687	$0.00000
2015
First Quarter	$7.095	$5.843	$0.00000
Second Quarter	$8.747	$6.743	$0.00000
Third Quarter	$9.766	$7.994	$0.00000
Fourth Quarter	$8.838	$6.084	$0.00000
2016
First Quarter	$6.126	$4.766	$0.00000
Second Quarter	$6.956	$5.758	$0.00000
Third Quarter	$7.434	$6.314	$0.00000
Fourth Quarter	$7.388	$5.722	$0.00000
2017
First Quarter	$7.67	$6.024	$0.00000
Second Quarter	$8.194	$7.44	$0.00000
Third Quarter	$8.22	$7.168	$0.00000
Fourth Quarter	$9.018	$7.27	$0.00000
2018
First Quarter	$10.936	$8.766	$0.00000
Second Quarter	$13.234	$10.486	$0.00000
Third Quarter	$18.454	$12.556	$0.00000
Fourth Quarter	$18.458	$13.102	$0.00000
2019
First Quarter	$17.66	$13.382	$0.00000
Second Quarter	$19.044	$13.93	$0.00000
Third Quarter	$17.522	$15.243	$0.00000
Fourth Quarter	$21.906	$15.13	$0.00000
2020
First Quarter	$24.266	$15.14	$0.00000
Second Quarter	$29.124	$20.094	$0.00000
Third Quarter	$29.92	$23.034	$0.00000
Fourth Quarter	$30.43	$22.074	$0.00000
2021
First Quarter	$38.406	$27.622	$0.00000
Second Quarter	$49.408	$37.278	$0.00000
Third Quarter	$64.038	$48.468	$0.00000
Fourth Quarter	$73.534	$57.774	$0.00000
2022
First Quarter	$69.496	$53.944	$0.00000
Second Quarter	$69.338	$49.044	$0.00000
Third Quarter	$62.88	$48.29	$0.00000
Fourth Quarter	$57.16	$45.93	$0.00000
2023
First Quarter	$66.46	$47.45	$0.00000
Second Quarter	$75.59	$60.49	$0.00000
Third Quarter	$80.28	$56.77	$0.00000
Fourth Quarter	$59.93	$49.52	$0.00000
2024
First Quarter	$73.07	$57.78	$0.00000
Second Quarter	$71.32	$57.94	$0.00000
Third Quarter	$77.55	$55.39	$0.00000
Fourth Quarter (through December 13, 2024)	$99.21	$76.49	$0.00000

We make no representation as to the amount of dividends, if any, that may be paid on the underlying shares of Fortinet, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the underlying shares of Fortinet, Inc.

December 2024	PS-15

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Information About Palo Alto Networks, Inc.

Palo Alto Networks, Inc. is a cybersecurity provider that offers products to enterprises, organizations, service providers and government entities to secure their users, networks, clouds and endpoints. The underlying shares of Palo Alto Networks, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Palo Alto Networks, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35594 through the SEC’s website at http://www.sec.gov. In addition, information regarding Palo Alto Networks, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Palo Alto Networks, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “PANW.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares of Palo Alto Networks, Inc. on December 16, 2024 was $202.50.

The graph below shows the closing price of the underlying shares of Palo Alto Networks, Inc. for each day such price was available from October 25, 2021 to December 16, 2024. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

Common Stock of Palo Alto Networks, Inc. – Historical Closing Prices* October 25, 2021 to December 16, 2024

* The red line indicates the downside threshold price with respect to Palo Alto Networks, Inc. of $138.575, equal to 70.50% of the initial share price.

December 2024	PS-16

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Common Stock of Palo Alto Networks, Inc.	High	Low	Dividends
2021
Fourth Quarter	$94.723	$81.092	$0.00000
2022
First Quarter	$104.208	$79.245	$0.00000
Second Quarter	$104.835	$72.728	$0.00000
Third Quarter	$95.93	$77.537	$0.00000
Fourth Quarter	$89.20	$68.665	$0.00000
2023
First Quarter	$99.87	$67.095	$0.00000
Second Quarter	$127.755	$88.445	$0.00000
Third Quarter	$128.94	$103.785	$0.00000
Fourth Quarter	$156.93	$115.855	$0.00000
2024
First Quarter	$188.45	$130.985	$0.00000
Second Quarter	$170.41	$132.60	$0.00000
Third Quarter	$184.005	$147.09	$0.00000
Fourth Quarter (through December 16, 2024)	$202.95	$164.645	$0.00000

We make no representation as to the amount of dividends, if any, that may be paid on the underlying shares of Palo Alto Networks, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the underlying shares of Palo Alto Networks, Inc.

December 2024	PS-17

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be short-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2024	PS-18

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $12.50 for each $1,000.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $7.50 for each $1,000.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately two months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the two-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 14, 2024, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on February 14, 2024, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such

December 2024	PS-19

Citigroup Global Markets Holdings Inc.

1,741 Contingent Income Auto-Callable Securities Due June 18, 2025

Based on the Worst Performing of the Common Stock of Fortinet, Inc. and the Common Stock of Palo Alto Networks, Inc.

Principal at Risk Securities

authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

© 2024 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

December 2024	PS-20